EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Scoop Media, Inc. for the year ended August 31, 2013, I, Conn Flanigan, President, Chief Executive Officer and Director of Scoop Media, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K for the year ended August 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such annual report of Form 10-K for the year ended August 31, 2013, fairly represents in all material respects, the financial condition and results of operations of Scoop Media, Inc.

Date: November 29, 2013

SCOOP MEDIA, INC.

/s/ Conn Flanigan
Conn Flanigan Chief Executive Officer and Chief Financial Officer

10